 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Bankrate, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-87955) on Form S-8 of Bankrate, Inc. of our reports dated March 16, 2007, with respect to the consolidated balance sheets of Bankrate, Inc. and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows, for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control our financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Bankrate, Inc.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

March 16, 2007
Fort Lauderdale, Florida
Certified Public Accountants